Exhibit 10.5

EXECUTION COPY

AMENDED AND RESTATED U.S. PLEDGE AGREEMENT

AMENDED AND RESTATED U.S. PLEDGE AGREEMENT, dated as of August 1, 2006 and amended and restated as of December 19, 2006 (as the same may be amended, restated, modified and/or supplemented from time to time, this “Agreement”) among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and DEUTSCHE BANK AG NEW YORK BRANCH., as collateral agent (together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

WITNE SSETH:

WHEREAS, Aurora Acquisition Merger Sub, Inc., Aleris International, Inc., a Delaware corporation (“Aleris”), each Subsidiary of Aleris party thereto from time to time, the lenders party thereto from time to time, (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), and Deutsche Bank AG, Canada Branch, as Canadian administrative agent (together with any successor Canadian administrative agent, the “Canadian Administrative Agent”) (the Lenders, each Issuing Lender, the Administrative Agent, the Canadian Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”) have entered into an Amended and Restated Credit Agreement, dated as of August 1, 2006 and amended and restated as of the date hereof, providing for the making and continuation of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Borrowers, all as contemplated therein (as used herein, the term “Credit Agreement” means the Amended and Restated Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or, with respect to certain Letters of Credit, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by Aleris to the Collateral Agent);

WHEREAS, each Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Secured Hedging Agreements with one or more Persons other than the Borrowers or their Subsidiaries (the “Other Creditors”);

WHEREAS, each Borrower, one or more of their respective Subsidiaries and any bank (and/or one or more of its banking affiliates) reasonably acceptable to the Administrative Agent, in each case designated to the Administrative Agent in writing by Aleris as a provider of Treasury Services (as defined below), (collectively, the “Treasury Service Creditors” and, together with the Lender Creditors and the Other Creditors, the “Secured Creditors”) in the future may enter into, credit arrangements providing for treasury, depositary or cash management services (including without limitation, overnight overdraft services) to Aleris and such Subsidiaries by the Treasury Service Creditors, and automated clearinghouse transfers of funds to the Treasury Service Creditors, in each case pursuant to uncommitted lines of credit (collectively, “Treasury Services,” and with any written agreement evidencing such credit arrangements (to the extent expressly stated therein that the liabilities and indebtedness thereunder are “Obligations” for the purposes of this Agreement), as amended, modified, supplemented, replaced or refinanced from time to time, herein called a “Treasury Services Agreement”);

WHEREAS, pursuant to the U.S. Borrower Guaranty, each of the U.S. Borrowers has guaranteed to the Secured Creditors the payment when due of all of its Relevant Guaranteed Obligations as described therein;

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the Term Secured Parties in respect of the Term Priority Collateral and the ABL Priority Collateral;

WHEREAS, it is a condition precedent to (i) the making of Loans to the Borrowers, and the issuance, and participation in, Letters of Credit for the respective accounts of the Borrowers under the Credit Agreement, (ii) the Other Creditors entering into Secured Hedging Agreements and (iii) the maintenance and/or extension of the Treasury Services by Treasury Service Creditors that each Pledgor shall have executed and delivered to the Pledgee this Agreement;

WHEREAS, each Pledgor has obtained and will continue to obtain benefits from the incurrence of Loans by the Borrowers and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers under the Credit Agreement and the entering into by the Borrowers and/or one or more of their respective Subsidiaries of Secured Hedging Agreements and, accordingly each Pledgor, desires to execute this Agreement in order to (i) satisfy the condition described in the preceding paragraph and (ii) to induce (x) the Lenders to make Loans to the Borrowers and issue, and/or participate in, Letters of Credit for the respective accounts of the Borrowers and the Other Creditors to enter into Secured Hedging Agreements with the Borrowers and/or one or more of their respective Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1. SECURITY FOR OBLIGATIONS. Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the Collateral Agent and the Term Collateral Agent, this Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, unpaid principal (or Face Amount, as applicable), premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) and reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Pledgor owing to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the event such Pledgor is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under its Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Secured Hedging Agreements or Treasury Services Agreements, entitled to the benefits of this Agreement being herein, collectively, the “Credit Document Obligate”);

(ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Other Creditors now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereinafter arising (including, in the case of a Pledgor that is a Guarantor, all obligations, liabilities and indebtedness of such Pledgor under its Guaranty in respect of the Secured Hedging Agreements), and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”);

(iii) the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is allowed in any such proceeding) owing by Aleris or any of its Subsidiaries to each Treasury Service Creditor with respect to Treasury Services, whether now in existence or hereafter arising in each case under any Treasury Services Agreement (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the “Treasury Service Obligations”);

(iv) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) through (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(vi) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and

(vii) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such.

All such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (vii) of this Section 1 being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall, subject to the immediately succeeding sentence, include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ABL COLLATERAL AGENT PURSUANT TO THIS AGREEMENT IN ANY TERM PRIORITY COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ABL COLLATERAL AGENT WITH RESPECT TO ANY TERM PRIORITY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED INTERCREDITOR AGREEMENT, DATED AS OF AUGUST 1, 2006 AND AMENDED AND RESTATED AS OF DECEMBER 19, 2006 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG AURORA ACQUISITION MERGER SUB, INC., ALERIS INTERNATIONAL, INC., A DELAWARE CORPORATION (THE “COMPANY”), THE OTHER GRANTORS FROM TIME TO TIME PARTY THERETO, DEUTSCHE BANK AG NEW YORK BRANCH, (“DBNY”) AS ABL COLLATERAL AGENT AND TERM COLLATERAL AGENT, AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“ABL Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the recitals hereto.

 “Aleris” shall have the meaning set forth in the recitals hereto.

“Borrower” and “Borrowers” shall have the meaning set forth in the recitals hereto.

“Canadian Borrower” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1 hereof.

“Credit Documents” shall have the meaning provided in the Credit Agreement and shall include any documentation executed and delivered in connection with any replacement or refinancing of the Credit Agreement.

“Discharge of Term Obligations” shall have the meaning provided in the Intercreditor Agreement.

“Domestic Corporation” shall have the meaning set forth in the definition of “Stock”.

“Event of Default” shall mean (i) at any time when any Credit Document Obligations or Letters of Credit are outstanding or any Commitments under the Credit Agreement exist, any Event of Default under, and as defined in the Credit Agreement and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated and no further Commitments and Letters of Credit may be provided thereunder, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Excess Foreign Corporation Voting Equity Interests” shall have the meaning provided in Section 3.1.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“Foreign Corporation” shall have the meaning set forth in the definition of “Stock”.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lender Creditors” shall have the meaning set forth in the recitals hereto.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor and represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company interest at any time owned by any Pledgor in any limited liability company.

“Location” of any Pledgor shall mean such Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.

“Noticed Event of Default” shall mean (i) an Event of Default under Section 11.01 or 11.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Pledgee has given Aleris notice that such Event of Default constitutes a “Noticed Event of Default”.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Other Creditors” shall have the meaning set forth in the recitals hereto.

“Other Obligations” shall have the meaning set forth in the recitals hereto.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Required Secured Creditors” shall have the meaning provided in the U.S. Security Agreement.

“Secured Creditors” shall have the meaning set forth in the recitals hereto.

“Secured Debt Agreements” shall mean and include (w) this Agreement, (x) the other Credit Documents, (y) the Secured Hedging Agreements entered into with any Other Creditors and (z) the Treasury Services Agreements entered into with any Treasury Services Creditors.

“Secured Hedging Agreement” shall mean each Interest Rate Protection Agreement and/or Other Hedging Agreements provided that (i) such Interest Rate Protection Agreement and/or Other Hedging Agreement expressly states that (x) it constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents and (y) does not constitute a “Secured Hedging Agreement” for purposes of the Term Security Documents or any guaranties relating to the Term Loan Agreement, (ii) Aleris and the other parties thereto shall have delivered to the Collateral Agent a written notice specifying that such Interest Rate Protection Agreement and/or Other Hedging Agreement (x) constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents, (y) does not constitute a “Secured Hedging Agreement” for purposes of the Term Security Documents or any guaranties relating to the Term Loan Agreement and (z) in the case of Aleris, that such Interest Rate Protection Agreement and/or Other Hedging Agreement and the obligations of Aleris and its Subsidiaries thereunder have been, and will be, incurred in compliance with the Credit Agreement, (iii) on the effective date of such Interest Rate Protection Agreement and/or Other Hedging Agreement and from time to time thereafter, at the request of the Collateral Agent, Aleris and the other parties thereto shall have notified the Administrative Agent in writing of the aggregate amount of exposure under such Interest Rate Protection Agreement and/or Other Hedging Agreement and (iv) such Other Creditor, if it is not a Lender or an affiliate thereof (even if such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), has entered into an intercreditor agreement with respect to the relevant Interest Rate Protection Agreement or Other Hedging Agreement on terms reasonably satisfactory to the Collateral Agent.

“Securities Account” shall have the meaning given such term in Section 8-501(a) of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations which are not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock or other Equity Interests of any Foreign Corporation at any time owned by any Pledgor.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“Term Collateral Agent” shall have the meaning set forth in the Intercreditor Agreement.

“Term Documents” shall have the meaning set forth in the Intercreditor Agreement.

“Term Obligations” shall have the meaning set forth in the Intercreditor Agreement.

“Term Pledge Agreement” shall have the meaning set forth in the Intercreditor Agreement.

“Term Secured Parties” shall have the meaning set forth in the Intercreditor Agreement.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“Term Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“TL Credit Document Obligations Termination Date” shall mean the date on which the Discharge of Term Obligations shall have occurred.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the Effective Date; provided, further, that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Liens of the Pledgee in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“U.S. Borrower” shall have the meaning set forth in the recitals hereto.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge. (i) To secure the Obligations now or hereafter owed or to be performed by such Pledgor (but subject to clause (x) of the proviso at the end of this Section 3.1 in the case of Voting Equity Interests of Foreign Corporations pledged hereunder), each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a) each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the U.S. Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b) all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(c) all Notes owned or held by such Pledgor from time to time;

(d) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e) all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(f) all Financial Assets and Investment Property owned by such Pledgor from time to time;

(g) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(h) all Proceeds of any and all of the foregoing;

provided that (x) no Voting Equity Interests (which shall include, for this purpose, the Convertible Preferred Equity Certificates issued by Aleris Luxembourg S.à.r.l.) of any Foreign Corporation which represents more than 65% of the total combined voting power of all classes of Voting Equity Interests of the respective Foreign Corporation (with all Voting Equity Interests of the respective Foreign Corporation in excess of said 65% limit being herein called “Excess Foreign Corporation Equity Interests”), shall secure any direct Obligations of any U.S. Borrower or any of its Domestic Subsidiaries (or guarantees of such Obligations by the respective Pledgor) and such Excess Foreign Corporation Equity Interests shall secure Obligations of the respective Pledgor only as a guarantor of the Obligations of the Canadian Borrowers, the European Borrower and their Subsidiaries, (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Foreign Corporation at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x) and (z) notwithstanding anything to the contrary contained in this Section 3.1 or elsewhere in this Agreement, each Pledgor and the Pledgee (on behalf of the Secured Creditors) acknowledges and agrees that:

(i) the security interest granted pursuant to this Agreement (including pursuant to this Section 3.1) to the Pledgee for the benefit of the Secured Creditors (A) in the ABL Priority Collateral, shall be a First Priority Lien and (B) in the TL Priority Collateral, shall be a Second Priority Lien in the TL Priority Collateral fully junior, subordinated and subject to the security interest granted to the Term Collateral Agent for the benefit of the Term Secured Parties in the TL Priority Collateral on the terms and conditions set forth in the Term Documents and the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the TL Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(ii) the Secured Creditors’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the Term Secured Parties’ security interests in the Collateral.

3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto (but subject to the terms of the Intercreditor Agreement), such Pledgor shall (to the extent provided below and not inconsistent with the terms of the Intercreditor Agreement) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

(ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing;

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v) with respect to any intercompany Note or any other Note evidencing a principal amount in excess of $1,000,000, physical delivery of such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and

(vi) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are required to be delivered to an held by the Collateral Agent pursuant to Section 6 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall (to the extent not inconsistent with the Intercreditor Agreement) have “control” within the meaning of the UCC and at any time any Event of Default is in existence no withdrawals or transfers may be made by any Person except with the prior written consent of the Pledgee (subject to the terms of the Intercreditor Agreement) and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions (to the extent not inconsistent with the Intercreditor Agreement) as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii) each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be reasonably satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will, to the extent not inconsistent with the Intercreditor Agreement, thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will to the extent not inconsistent with the terms of the Intercreditor Agreement, promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are necessary to cause such Annexes to be complete and accurate at such time. Without limiting the foregoing, (A) each Pledgor shall be required to pledge hereunder the Equity Interests of any Foreign Corporation at any time and from time to time after the date hereof acquired by such Pledgor, provided that (x) any such pledge of Voting Equity Interests of any Foreign Corporation shall be subject to the provisions of clause (x) of the proviso to Section 3.1 hereof and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Foreign Corporation at any time and from time to time acquired by such Pledgor and (B) each Pledgor shall be required to pledge hereunder any Notes at any time and from time to time after the date hereof acquired by such Pledgor, subject to the threshold described in Section 3.2(a)(v) above for the delivery of such Notes, providedthat any such pledge or Note shall be subject to the provisions of clause (z) of the proviso to Section 3.1 hereof.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that as of the Effective Date: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed on Schedule VIII-A to the Credit Agreement hereto; (ii) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex B hereto; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex B hereto; (iv) the Pledged Notes held by such Pledgor consist of the promissory notes described in Annex C hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex D hereto; (vi) each such Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (viii) each such Partnership Interest referenced in clause (vii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) the exact address of each chief executive office of such Pledgor is listed on Annex F hereto; (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto; and (xi) on the date hereof, such Pledgor owns no other Securities, Stock, Pledged Notes, Limited Liability Company Interests or Partnership Interests.

3.6 Overriding Provisions with respect to TL Priority Collateral. Notwithstanding anything to the contrary contained above in this Section 3, or elsewhere in this Agreement or any other Security Document, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, TL Priority Collateral to be granted to the Pledgee at any time prior to the TL Credit Documents Obligations Termination Date, then delivery of such TL Priority Collateral (or control with respect thereto) shall instead be granted to the Term Collateral Agent, to be held in accordance with the Term Documents and the Intercreditor Agreement. Furthermore, at all times prior to the TL Credit Document Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of TL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to TL Priority Collateral) to the Term Collateral Agent.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5. VOTING, ETC., WHILE NO NOTICED EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing any Noticed Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or result in a breach of any covenant contained in the Intercreditor Agreement or any Secured Debt Agreement, or which could reasonably be expected to have the effect of materially impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case a Noticed Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the terms of the Intercreditor Agreement, unless and until there shall have occurred and be continuing a Noticed Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. Subject to the terms of the Intercreditor Agreement, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (excluding cash dividends) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (other than cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

(iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (excluding cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization; and

(iv) all cash distributions in respect of the Collateral after a Noticed Event of Default.

Except as set forth in the Intercreditor Agreement, nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. To the extent not inconsistent with the terms of the Intercreditor Agreement, all dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF A NOTICED EVENT OF DEFAULT. (a) If there shall have occurred and be continuing a Noticed Event of Default, then and in every such case, to the extent not inconsistent with the terms of the Intercreditor Agreement, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

                                (iv) to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(vi) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

(b) If there shall have occurred and be continuing a Noticed Event of Default, then and in every such case, the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).

8. REMEDIES, CUMULATIVE, ETC. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement (including, without limitation, the Intercreditor Agreement) or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the U.S. Security Agreement.

9. APPLICATION OF PROCEEDS. (a) Subject to the terms of the Intercreditor Agreement, all monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in the U.S. Security Agreement.

(b) It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.

(c) It is understood and agreed by all parties hereto that the Pledgee shall have no liability for any determinations made by it in this Section 9 (including, without limitation, as to whether given Collateral constitutes TL Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The parties also agree that the Pledgee may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Pledgee shall be entitled to wait for, and may conclusively rely on, any such determination.

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent (x) incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)) or (y) brought solely by an Affiliate of the Person to be indemnified); providedthat the Pledgors shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to and necessary or advisable special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnitees unless, in the written opinion of outside counsel reasonably satisfactory to the Pledgors and the Pledgee, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest. In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Secured Hedging Agreements, Treasury Services Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Secured Creditors) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of a Noticed Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14. THE PLEDGEE AS COLLATERAL AGENT. Subject to the terms of the Intercreditor Agreement, the Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Annex M to the Security Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex M to the Security Agreement, the terms of which shall be deemed incorporated herein by reference, mutatis mutandis, as fully as if the same were set forth herein and referencing this Agreement in its entirety.

15. TRANSFER BY THE PLEDGORS. Except as permitted (i) prior to the date all Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, pursuant to the Credit Agreement, and (ii) thereafter, pursuant to the other Secured Debt Agreements, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants:

(i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Notes, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Secured Debt Agreements);

(ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except to the extent already obtained or made and except for the filing of the UCC financing statements required to be filed on or about the date hereof in accordance with the U.S. Security Agreement, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v) neither the execution, delivery or performance by such Pledgor of this Agreement, or any other Secured Debt Agreement to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene in any material respect any provision of any material applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

(vi) all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii) to the knowledge of the Pledgor, each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(viii) the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and/or Pledged Notes (other than the liens and security interests permitted under the Secured Debt Agreements then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(ix) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities and/or Pledged Notes) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement; providedthat in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement.

(b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

(c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of such Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 or, with respect to a specific Pledgor, release of such Pledgor pursuant to Section 32 hereof), including, without limitation:

(i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19. SALE OF COLLATERAL WITHOUT REGISTRATION. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

20. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 11 hereof, shall survive such termination) and the Pledgee, at the request and expense of the respective Pledgor will, subject to the provisions of the Intercreditor Agreement, promptly execute and deliver to such Pledgor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated, no Note (as defined in the Credit Agreement) is outstanding (and all Loans have been paid in full) and all Obligations under Secured Hedging Agreements and all other Obligations appearing therein (other than indemnities under the Secured Debt Agreements which are not then due and payable) have been paid in full and all Secured Hedging Agreement have been terminated.

(b) In the event that any part of the Collateral and all Obligations is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated in connection with a sale or disposition permitted by Section 10.02 of the Credit Agreement, or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of Aleris, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver Aleris, on behalf of the applicable Pledgor (without recourse and without any representation or warranty) such of the Collateral (as defined in the Credit Agreement) as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Pledgee (or any of its sub-agents hereunder) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Guarantor from any Guaranty in accordance with the provisions thereof or in accordance with Section 13.12(b) of the Credit Agreement, such Pledgor (and the Collateral at such time assigned by the respective Pledgor, grantor, pledgor or assignor pursuant hereto) shall be released from this Agreement.

(c) At any time that any Pledgor desires that the Pledgee take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 20(a) or (b), such Pledgor shall deliver to the Pledgee (and the relevant sub-agent, if any, designated hereunder) a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof. If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the respective Pledgor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. At any time that the U.S. Borrower or the respective Pledgor desires that a Subsidiary of the U.S. Borrower which has been released from the U.S. Subsidiaries Guaranty be released hereunder as provided in the penultimate sentence of Section 20(b), it shall deliver to the Pledgee a certificate signed by a principal executive officer of the U.S. Borrower and the respective Pledgor stating that the release of the respective Pledgor (and its Collateral) is permitted pursuant to such Section 20(b).

(d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Pledgee believes to be in accordance with, this Section 20.

21. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Pledgor, c/o:

             Aleris International, Inc.,
                                    25825 Science Park Drive, Suite 400,
                                    Beachwood, OH 44122,
                                    Attention: General Counsel
                                    Telephone No.: (216) 910-3400
                                    Telecopier No.: (216) 910-3650

(b) if to the Pledgee or Administrative Agent, at:

                                     Deutsche Bank AG New York Branch
                                     60 Wall Street
                                     New York, NY 10005
                                     Attention: Marguerite Sutton
                                     Telephone No.: (212) 250-6150
                                     Telecopier No.: (212) 797-4655

(c) if to any Lender Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to Aleris and the Pledgee;

(e) if to any Treasury Services Creditor, at such address as such Treasury Services Creditor shall have specified in writing to Aleris and the Collateral Agent;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. Except as provided in Section 30 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in the U.S. Security Agreement.

23. SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Aleris that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof, or a joinder agreement in form reasonably satisfactory to the Pledgee, and delivering the same to the Pledgee, (y) delivering supplements to Annexes A through F hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

31. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a U.S. Subsidiary Guarantor have been limited as provided in the U.S. Subsidiaries Guaranty.

32. RESTATEMENT AND AMENDMENT. This Agreement shall amend and restate in its entirety the U.S. Pledge Agreement, dated as of August 1, 2006 among certain of the Guarantors and the Administrative Agent (the “Existing U.S. Pledge Agreement”) and all obligations of the Pledgors thereunder shall be deemed replaced and extended as obligations under this Agreement and be governed hereby without novation. In no event shall such amendment and restatement be construed as a termination of the obligations under the Existing U.S. Pledge Agreement.

* * * *

IN WITNESS WHEREOF, each Pledgor and the Pledge have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Each assignor’s address is as listed
      on Annex A attached hereto

ALERIS INTERNATIONAL, INC.,
as a Pledgor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	Executive Vice President and Chief Financial Officer

AURORA ACQUISITION MERGER SUB,
INC., as a Pledgor

By:	/s/ Clive Bode
	Name:	Clive Bode
	Title:	Vice President

ALCHEM ALUMINUM, INC. as a Pledgor
ALCHEM ALUMINUM SHELBYVILLE INC., as a Pledgor
ALERIS, INC., as a Pledgor
ALERIS OHIO MANAGEMENT, INC., as a Pledgor
ALSCO HOLDINGS, INC.,as a Pledgor
ALSCO METALS CORPORATION, as a Pledgor
ALUMITECH OF CLEVELAND, INC., as a Pledgor
ALUMITECH OF WABASH, INC., as a Pledgor
ALUMITECH OF WEST VIRGINIA, INC., as a Pledgor
ALUMITECH, INC., as a Pledgor
AWT PROPERTIES, INC., as a Pledgor
CA LEWISPORT, LLC, as a Pledgor
CI HOLDINGS, LLC, as a Pledgor
COMMONWEALTH ALUMINUM CONCAST, INC., as a Pledgor
COMMONWEALTH ALUMINUM LEWISPORT, LLC, as a Pledgor
COMMONWEALTH ALUMINUM METALS, LLC, as a Pledgor
COMMONWEALTH ALUMINUM SALES CORPORATION, as a Pledgor
COMMONWEALTH ALUMINUM TUBE, ENTERPRISES, LLC, as a Pledgor
COMMONWEALTH ALUMINUM, LLC, as a Pledgor
COMMONWEALTH FINANCING CORP., as a Pledgor
COMMONWEALTH INDUSTRIES, INC., as a Pledgor
ETS SCHAEFER CORPORATION, as a Pledgor
GULF REDUCTION CORPORATION, as a Pledgor
IMCO INTERNATIONAL, INC., as a Pledgor
IMCO INVESTMENT COMPANY, as a Pledgor
IMCO RECYCLING OF CALIFORNIA, INC., as a Pledgor
IMCO RECYCLING OF IDAHO INC., as a Pledgor
IMCO RECYCLING OF ILLINOIS INC., as a Pledgor
IMCO RECYCLING OF INDIANA INC., as a Pledgor
IMCO RECYCLING OF MICHIGAN L.L.C., as a Pledgor
IMCO RECYCLING OF OHIO INC., as a Pledgor
IMCO RECYCLING OF UTAH INC., as a Pledgor
IMCO RECYCLING SERVICES COMPANY, as a Pledgor
IMSAMET, INC., as a Pledgor
ALERIS BLANKING AND RIM PRODUCTS, INC. (f/k/a INDIANA ALUMINUM INC.), as a Pledgor
INTERAMERICAN ZINC, INC., as a Pledgor
METALCHEM, INC., as a Pledgor
MIDWEST ZINC CORPORATION, as a Pledgor
ROCK CREEK ALUMINUM, INC., as a Pledgor
SILVER FOX HOLDING COMPANY, as a Pledgor
U.S. ZINC CORPORATION, as a Pledgor
U.S. ZINC EXPORT CORPORATION, as a Pledgor
WESTERN ZINC CORPORATION, as a Pledgor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	Director

IMCO INDIANA PARTNERSHIP L.P.,
By: IMCO International, Inc. its General
Partner,
as a Pledgor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	President

IMCO MANAGEMENT PARTNERSHIP, L.P.,
By: Aleris International, Inc., its General
Partner,
as a Pledgor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	Executive Vice President and Chief Financial Officer

CORUS ALUMINUM CORP., as a Pledgor

HOOGOVENS ALUMINUM EUROPE INC.,
as a Pledgor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	Director

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
As Collateral Agent and Pledgee

By:	/s/ Carin Keegan
Name: Carin Keegan
Title: Vice President

By:	/s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director

Address: 60 Wall Street
                New York, NY 10005

(continued)

		Page
17.	LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.	24
18.	PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.	24
19.	SALE OF COLLATERAL WITHOUT REGISTRATION	25
20.	TERMINATION; RELEASE	26
21.	NOTICES, ETC.	27
22.	WAIVER; AMENDMENT	28
23.	SUCCESSORS AND ASSIGNS	28
24.	HEADINGS DESCRIPTIVE	28
25.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	28
26.	PLEDGOR’ S DUTIES	29
27.	COUNTERPARTS	29
28.	SEVERABILITY	30
29.	RECOURSE	30
30.	ADDITIONAL PLEDGORS	30
31.	LIMITED OBLIGATIONS	30

(continued)

Page
32.	RESTATEMENT AND AMENDMENT.	30

(continued)

ANNEX A -	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS
ANNEX B -	SCHEDULE OF STOCK
ANNEX C -	SCHEDULE OF NOTES
ANNEX D -	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
ANNEX E -	SCHEDULE OF PARTNERSHIP INTERESTS
ANNEX F -	SCHEDULE OF CHIEF EXECUTIVE OFFICES
ANNEX G -	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS